SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Certron Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CERTRON CORPORATION
1545 SAWTELLE BOULEVARD
LOS ANGELES, CALIFORNIA 90025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 26, 2002

     The annual meeting of the shareholders of Certron Corporation will be held on Tuesday, March 26, 2002, at 10:00 o’clock A.M., local time, at the Company’s offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

     The meeting will consider the following business which is described in the accompanying Proxy Statement:

1. Election of Board of Directors to hold office until their successors are elected and qualified. The nominees intended to be presented by the Board of Directors for election are described in the accompanying Proxy Statement.

2. Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 30, 2002, as the record date for determining those shareholders who will be entitled to vote at the meeting.

     By order of the Board of Directors.

Susan E. Kass
Secretary

February 28, 2002

     IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE SHAREHOLDERS’ INTEREST BE REPRESENTED AT THE MEETING AND, THEREFORE, IF YOU ARE UNABLE TO BE PRESENT IN PERSON OR OTHERWISE REPRESENTED AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY, SO THAT YOUR SHARES WILL BE REPRESENTED.

ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SUMMARY COMPENSATION TABLE
AGGREGATED FISCAL YEAR-END OPTION VALUES
OTHER BUSINESS

PROXY STATEMENT

February 28, 2002

General Information

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Certron Corporation (the “Company”) of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, March 26, 2002 at 10:00 o’clock A.M., at the Company’s principal executive offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

     If the accompanying Proxy form is signed, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. If no choice is specified, the shares will be voted FOR the election of the five (5) nominees for Director listed in this Proxy Statement. Your executed Proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, 1545 Sawtelle Boulevard, Los Angeles, California 90025, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person. To the Company’s knowledge, the Directors of the Company and the nominees intend to vote FOR the election of such nominees.

     The expense of soliciting these Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or special letter. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy materials to their principals.

Shareholder Proposals

     Proposals of security holders intended to be presented at the next annual meeting must be received by the Company by October 31, 2002 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 2003 but does not seek inclusion of that proposal in the proxy statement for that meeting, the proxy holders for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by January 14, 2003. If notice of any such proposal is received timely, the proxy holders may exercise discretionary authority with respect to such proposal but only to the extent permitted by the regulations of the Securities and Exchange Commission.

Voting Securities

     On January 30, 2002, the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders, 3,128,306 shares of the Company’s Common Stock were outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote. In electing directors, each shareholder is entitled to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of shares held by the shareholder or to distribute his votes among as many candidates as he sees fit, if at the meeting and prior to the voting, any shareholder gives notice of his intention to cumulate his votes. In the election of Directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted at the meeting, up to the number of Directors to be elected, are the Directors elected. Any votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and have no legal effect or effect on the vote.

     Set forth below is information as of January 30, 2002 with respect to the shareholders who were known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, its only outstanding voting security.

	Amount and
	Nature of
Name and Address	Beneficial	Percent of
of Beneficial Owner	Ownership	Class

Louart Corporation	1,596,840 (1)	49.8%
1545 Sawtelle Boulevard Los Angeles, California 90025

(1)	Includes 1,205,200 shares owned directly by Louart Corporation, as reported in its Schedule 13D, dated January 1994 and filed with the Securities and Exchange Commission. Such Schedule 13D indicates that Louart Corporation has sole voting and dispositive power of such shares. Also includes 391,640 shares beneficially owned (including shares issuable upon options which are currently exercisable or exercisable within 60 days) by officers and directors of Louart Corporation.

ELECTION OF DIRECTORS

     Unless directed otherwise, it is intended to vote the Proxy in favor of electing five (5) persons listed below to serve as Directors of the Company until the next Annual Meeting and until their successors are duly elected and qualified. There is one vacancy on the Board of Directors and the Board of Directors has determined not to nominate any persons to fill such vacancy. All of the nominees are now serving as Directors and were elected by shareholders. The principal occupation or employment of each nominee is indicated following his or her name on the table set forth below. If any shares are voted at the meeting for the election of any person other than those nominees named below, the discretionary authority given to the designated proxies includes the authority to cumulate votes for any one or more of the management nominees in such manner as the proxies deem advisable. If any nominee shall become unavailable for election for any reason which is not now foreseen, the proxies will, subject to the foregoing, be voted for the election of some other qualified persons; provided, however, that the proxies cannot be voted for a greater number of persons than five.

		Beneficial Ownership of Equity Securities
		of Company on January 30, 2002(1)

Name and Present Position with		Common		Percent of		First Elected
Company or Principal Occupation	Age	Stock Held		Class		as Director

Marshall I. Kass	73	1,501,315	(2)(3)	47.7%	(2)(3)	1988
Chairman of the Board, Chief Executive Officer and Chief Operating Officer of the Company and Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Louart Corporation, an investment company
Jonathan F. Kass	43	1,236,200	(2)(3)	39.3%	(2)(3)	1989
President of the Company and Senior Vice President and Director of Louart Corporation, an investment company
Michael S. Kass	48	1,248,725	(2)(3)	39.7%	(2)(3)	1988
Executive Vice President of the Company and President and Director of Louart Corporation, an investment company
Susan E. Kass	45	1,226,200	(2)(3)	39.0%	(2)(3)	1989
Secretary and Treasurer of the Company and Vice President, Secretary and Director of Louart Corporation, an investment Company
Jesse A. Lopez	51	10,000	(4)	*		1996
Controller of the Company
Directors and Officers as a Group (5 persons)		1,606,840	(2)(3)(4)	49.9%	(2)(3)(4)

*	Represents less than one percent of the shares of Common Stock outstanding.

(1)	Except as otherwise indicated, nature of beneficial ownership is possession of sole voting and investment power.

(2)	Includes 1,205,200 shares owned by Louart Corporation. Messrs. Marshall, Jonathan and Michael Kass and Ms. Susan Kass, directors and executive officers of the Company, own shares of the capital stock of Louart Corporation representing a majority of the voting power of the outstanding capital stock thereof. Includes for Marshall I. Kass 276,115 shares owned by him, 1,000 for Michael S. Kass and 22,525 shares owned by his SEP/IRA, 1,000 shares for Jonathan F. Kass and 10,000 shares owned by him as custodian for his minor children and 1,000 shares owned by Susan E. Kass. Excludes for Marshall I. Kass 81,500 shares owned by his wife, of which shares Marshall I. Kass disclaims beneficial ownership.

(3)	Includes for each of Marshall I. Kass, Jonathan F. Kass, Michael S. Kass and Susan E. Kass 20,000 shares issuable upon the exercise of presently exercisable options or options exercisable within 60 days held by such persons.

(4)	Includes for Mr. Lopez 10,000 shares issuable upon the exercise of presently exercisable stock options or options exercisable within 60 days held by such persons.

     In December 1988, Mr. Marshall I. Kass was elected Chairman of the Board of Directors and Chief Executive Officer, and in June 1990 he was elected as the Chief Operating Officer of the Company. For more than the past five years and until February 1996, Mr. Kass served as President of Louart Corporation, a privately held investment company. In February 1996, he was elected Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Louart Corporation. He is, and for more than the past five years has been, a Director thereof. The Company and Marshall I. Kass are parties to an Employment Agreement, dated as of November 1, 1993, pursuant to which Mr. Kass is employed as the Chairman of the Board and Chief Executive Officer of the Company at a rate of $200,000 per year, subject to annual adjustment at the discretion of the Board of Directors of the Company. In 1998 the Employment Agreement was amended to extend the term thereof from October 31, 1998 to October 31, 2001. In November 2001, the Employment Agreement was further amended to extend the term to October 31, 2003. The Employment Agreement may be earlier terminated in the event of the death or disability of Mr. Kass or for “good cause,” defined to mean conviction of a crime directly related to his employment or a felony, gross mismanagement of the business and affairs of the Company or breach of any material provision of the Employment Agreement.

     In March 1996, Mr. Jonathan F. Kass was elected President of the Company. For the five years prior thereto, he served as Executive Vice President of the Company. In February 1996, Mr. Jonathan F. Kass was elected as Senior Vice President of Louart Corporation. For the five years prior thereto, he served as Vice President and Director of Louart Corporation. In March 1996, Mr. Michael S. Kass was elected Executive Vice President of the Company. For the five years prior thereto, he served as Vice President of the Company. In February 1996, Mr. Michael S. Kass was elected President of Louart Corporation. For the five years prior thereto, he served as Senior Vice President and Director of Louart Corporation. For more than the past five years, Ms. Susan E. Kass has served as the Secretary, Vice President and Director of Louart Corporation. In 1990, she was elected Secretary and Treasurer of the Company. Mr. Marshall I. Kass is the father of Mr. Jonathan F. Kass, Mr. Michael S. Kass, and Ms. Susan E. Kass, all of whom are siblings of one another.

     Except for Marshall I. Kass, all of the executive officers of the Company serve at the pleasure of the Board of Directors.

     The Board of Directors has an Audit Committee, which consists of Jonathan F. Kass, Michael S. Kass and Susan E. Kass. The Audit Committee recommends to the Board of Directors the appointment of independent certified public accountants to perform the audits of the Company, reviews with the accountants the scope and conduct of the annual audit prior to the completion of the same, reviews the audit with the accountants following its completion, considers comments or recommendations made by the independent accountants and approves all material non-audit services provided by the independent accountants. The Board of Directors has adopted a written charter for the Audit Committee. None of the members of the Audit Committee would be deemed to be “independent” under the listing standards of the New York Stock Exchange, the American Stock Exchange or the NASD. The Audit Committee had one meeting with respect to the fiscal year ended October 31, 2001.

     The Board of Directors has a Compensation Committee, which consists of Jonathan F. Kass, Michael S. Kass and Susan E. Kass. The Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to executives of the Company. The Compensation Committee had one meeting with respect to the fiscal year ended October 31, 2001. The Board of Directors does not have a Nominating Committee.

     During the fiscal year ended October 31, 2001, there were seven meetings of the Board of Directors and all of the Company’s incumbent Directors attended in excess of 75% of the board meetings and meetings of committees of which they were members. Each of the incumbent Directors (each of whom is a nominee for election at the Annual Meeting) is a Company salaried employee and does not receive any fee or remuneration for his or her services as a member of the Board.

REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

     The Audit Committee members consist solely of directors who are also employees and officers of the Company. The members constitute more than one-half of the executive officers of the Company. In addition to discussing the financial statements of the Company with the Company’s independent accountants, the Audit Committee reviews and discusses those financial statements with the other members of the Company’s management.

     The Audit Committee discussed with the Company’s independent accountants the matters required to be discussed pursuant to Statement on Auditing Standards No. 61. Additionally, the Audit Committee has received the disclosures required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). The Audit Committee further discussed with its independent accountants matters relating to their independence.

     Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

Members of the Audit Committee:

Jonathan F. Kass
Michael S. Kass
Susan E. Kass

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended October 31, 2001 and for the reviews of the financial statements included in the Company’s Form 10-Qs for the fiscal year were $32,300.

Financial Information Systems Design and Implementation Fees

     The Company’s principal accountants did not render, and thus the Company was not billed any fees for, professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended October 31, 2001.

All Other Fees

     The Company’s principal accountants did not render, and thus the Company was not billed any fees for, services, other than the services described above under the headings “Audit Fees” during the fiscal year ended October 31, 2001.

Compensation of Executive Officers

     The following table sets forth the compensation paid, during the fiscal year ended October 31, 2001, to (i) the Chief Executive Officer and (ii) any other executive officer whose total compensation for such fiscal year exceeded $100,000, for services rendered by such persons in all capacities to the Company:

SUMMARY COMPENSATION TABLE

			Long Term
			Compensation
			Awards
		Annual
		Compensation	Securities
	Fiscal		Underlying	All Other
Name and Principal Position	Year	Salary($)	Options(#)	Compensation($)(1)

Marshall I. Kass, Chairman	2001	$117,000	—	$15,852
of the Board, Chief	2000	$139,106	10,000	$15,852
Executive Officer and	1999	$160,418	—	$33,324
Chief Operating Officer

1)	Represents premiums paid during the fiscal year on life insurance policies maintained by the Company having as of January 1, 2002 an aggregate estimated net surrender proceeds of $204,540 on the life and for the benefit of Mr. Marshall I. Kass.

Stock Options

     In January 1989, the Board of Directors adopted the Executive Plan (then known as the 1989 Stock Option Plan) covering 150,000 shares of Common Stock which was approved by shareholders in March 1989. In January 1995, the Board of Directors adopted an amendment to the Executive Plan changing its name to the Executive Stock Option Plan, increasing the number of shares of Common Stock covered thereby from 150,000 to 300,000 and extending the expiration date of the Executive Plan from January 1999 to January 27, 2005. In January 2001, the Board of Directors adopted an additional amendment to the Executive Plan increasing the number of shares of Common Stock covered thereby from 300,000 to 600,000 and extending the expiration date of the Executive Plan to January 24, 2011, which amendments were approved by the Company’s shareholders in March 2001.

     During the fiscal year ended October 31, 2001, no options were granted or exercised under the Executive Plan.

     The following table sets forth as of October 31, 2001 information as to the number of unexercised options (none of which are in-the-money options) held by the Chief Executive Officer of the Company.

AGGREGATED FISCAL YEAR-END OPTION VALUES

Number of Securities
Underlying Unexercised
Options at October 31, 2001(#)
Name	Exercisable/Unexercisable

Marshall I. Kass	20,000/0

     Under the Executive Plan both “incentive stock options” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-incentive options can be granted to selected executives, key employees and directors (whether or not employees) of the Company. However, incentive stock options may be granted only to employees (including officers and directors who are employees). Under the Executive Plan, all options are required to be granted at exercise prices of not less than 100% of the fair market value of the Common Stock at the date the options are granted. If an incentive stock option is granted to a more than 10% shareholder, it must be at 110% of the fair market value of the Common Stock at the date of grant. The number of shares of Common Stock covered by the Executive Plan is subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, recapitalization and similar changes in the capitalization of the Company.

     Stock appreciation rights may be granted with all or part of any option granted under the Executive Plan. Directors who are not employees of the Company are not eligible to receive these rights. Stock appreciation rights entitle the holder thereof, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the fair market value, on the date of such exercise, of the Common Stock covered by such option or portion thereof over the option price of the Common Stock as provided in the option. The Board of Directors or a committee thereof has sole discretion to determine the form in which payment may be made to the employee upon the exercise of any stock appreciation right (i.e., Common Stock, cash, or any combination thereof). No stock appreciation rights have been granted under the Executive Plan.

Certain Transactions

     Louart Corporation (see “Voting Securities” and “ELECTION OF DIRECTORS” above) leases to the Company a warehouse and packaging facility in Corona, California. The facility in Corona, California is leased on a triple-net basis pursuant to a lease expiring August 31, 2003 at a present monthly rental rate of approximately $6,980, subject to annual increases in September of each year of approximately $200 per month.

     During the fiscal year ended October 31, 2001 the Company paid to Louart Corporation approximately $191,683 for the provision of certain services, including rent, secretarial and administrative services, consulting services and use of an automobile, and will continue to pay Louart for such services during the Company’s current fiscal year.

OTHER BUSINESS

     Beckman Kirkland & Whitney (“BKW”) was the Company’s independent accountants for the fiscal year ended October 31, 2001 and has been selected as the Company’s auditors for the current fiscal year. Representatives from BKW are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

     Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) were previously the principal accountants for the Company. On September 18, 2000, the Company terminated Singer Lewak’s appointment as the Company’s principal accountants, which decision was approved by the Board of Directors of the Company.

     Singer Lewak’s report on the consolidated financial statements for the Company’s fiscal year ended October 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were those statements qualified or modified as to uncertainty, audit scope, or accounting principles. During that fiscal year, and the subsequent unaudited interim periods through the date of Singer Lewak’s termination, there were no disagreements with Singer Lewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Singer Lewak, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but if other matters come before the meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

SUSAN E. KASS
Secretary

CERTRON CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MARCH 26, 2002

     The undersigned hereby appoints MARSHALL I. KASS and SUSAN E. KASS, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Certron Corporation to be held at the Company’s offices at 1545 Sawtelle Boulevard, Los Angeles, California 90025, on Tuesday, March 26, 2002, at 10 o’clock A.M., local time, and any adjournment thereof, with respect to:

     (1)  ELECTION OF DIRECTORS [   ] FOR all nominees listed below [   ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided above)
Marshall I. Kass, Jonathan F. Kass, Michael S. Kass, Susan E. Kass, Jesse A. Lopez

     (2)  Such other matters as may properly come before the meeting or any adjournment thereof;

according to the number of shares of stock which the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy to vote at such Meeting; and hereby ratifying and confirming all that said proxies, or any of them, shall lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CERTRON CORPORATION

IMPORTANT: SIGN ON OTHER SIDE

CONTINUED FROM OTHER SIDE

     This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this Proxy will be voted FOR the election of some or all of the persons named in the accompanying Proxy Statement as nominated by the Board of Directors for election as Directors of Certron Corporation and may be voted cumulatively.

     One of the above-mentioned proxies or his or her substitute present at the meeting may exercise the powers of both said proxies.

Date ___________________________________, 2002
IMPORTANT: In signing this Proxy, please sign your name or names on the signature lines in the same way as it is stenciled on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT SHOULD SIGN

Signature of Shareholder

Signature of Shareholder

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED